EXHIBIT 99

                                      PROXY




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                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS

     Know all men by these presents that I, the undersigned shareholder in American National Bank-Fox Cities, do hereby appoint Gilbert F. Mueller, Jr. and Douglas D. Salmon, and each of them individually, or _______________________,* my true and lawful attorney, substitute, and proxy, with power of substitution, for me and in my name to vote at the Special Meeting of Shareholders of American National Bank-Fox Cities, to be held on _________, 1998, or at any adjournment of that meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given. I acknowledge that I have received a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the meeting. I hereby direct that the person(s) designated above vote as follows:

(1)      FOR  [   ]            AGAINST  [   ]            ABSTAIN  [   ]

     the following resolution:

          RESOLVED, that the formation of a bank holding company for American National Bank-Fox Cities, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between American National Bank-Fox Cities and American National Bancorp, Inc. and a Merger Agreement between American National Bank-Fox Cities and New American National Bank-Fox Cities, whereby (i) American National Bank- Fox Cities will become a wholly-owned subsidiary of American National Bancorp, Inc., and (ii) shareholders of American National Bank-Fox Cities will become shareholders of American National Bancorp, Inc., is hereby authorized and approved.

(2) In his/her discretion as to any other matters that may properly come before the meeting or any adjournment thereof.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REORGANIZATION.

     This proxy, when properly signed, will be voted in the manner directed by the undersigned shareholder. If the manner in which to vote is not supplied, the undersigned shareholder will be deemed to have designated a vote "FOR" the formation of the bank holding company.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     PLEASE SIGN, DATE AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Dated: __________________, 1998.



                                         -----------------------------------
                                         Signature


                                         -----------------------------------
                                         Signature if held jointly, or title

* If a name is inserted here, only that person will be entitled to vote the proxy.